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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11 (c) or §240.14a-12

Trikon Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

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April 21, 2003

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Trikon Technologies’ stockholders. The meeting will be held on Thursday, May 22, 2003, at 9:30 a.m., at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020.

The notice of meeting and proxy statement following this letter describe the business to be conducted at the meeting, including the election of six directors.

To make it easier for you to vote your shares, we are pleased to offer Internet voting for registered stockholders. Your proxy card and the Notice of Annual Meeting on the inside cover of this proxy statement describe how to use these services. Please take a moment now to vote your proxy via the Internet or by signing and returning your proxy card in the enclosed envelope, even if you plan to attend the meeting.

Your vote is important.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

JIHAD KIWAN
President and
Chief Executive Officer

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TRIKON TECHNOLOGIES, INC.
RINGLAND WAY
NEWPORT, SOUTH WALES NP18 2TA
UNITED KINGDOM

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2003

TIME	9:30 a.m. on Thursday, May 22, 2003.

PLACE	McDermott, Will & Emery, 50 Rockefeller Plaza, New York, NY 10020.

ITEMS OF BUSINESS	1. Elect six directors of the Board of Directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

2. Approve the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan.

3. Ratify the selection of Ernst & Young as Trikon’s independent public accountants for the fiscal year ending December 31, 2003.

4. Consider such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE
Holders of record of common stock at the close of business on April 17, 2003 may vote at the meeting. A complete list of the stockholders of record as of the record date will be available at the offices of Trikon Technologies, Inc. during normal business hours for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.

FINANCIAL STATEMENTS
Our audited financial statements for the year ended December 31, 2002, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are included in our Form 10-K, a copy of which you received with this mailing.

VOTING YOUR PROXY	Please vote your proxy as soon as possible, even if you plan to attend the meeting. Stockholders of record can vote by one of the following methods:

1. GO TO THE WEBSITE: www.amstock.com to vote over the Internet anytime up to 12:00 midnight New York time on May 21, 2003 (stockholders of record only),

OR

2. MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by the Internet please do not mail your proxy card.

By the order of the Board of Directors:

William J. Chappell
Secretary

Newport, South Wales
April 21, 2003

-i-

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TRIKON TECHNOLOGIES, INC.
RINGLAND WAY
NEWPORT, SOUTH WALES NP18 2TA
UNITED KINGDOM

April 21, 2003

PROXY STATEMENT

We have sent you this booklet and proxy card because the Board of Directors of Trikon Technologies, Inc. (“Trikon”) is soliciting your vote at Trikon’s 2003 Annual Meeting of Stockholders on May 22, 2003, and any adjournments or postponements thereof. The Annual Meeting will be held at 9:30 a.m., local time, at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020. This booklet contains information about the items being voted on at the meeting and information about Trikon.

This proxy statement and the accompanying proxy card and Trikon’s Annual Report on Form 10-K for the year ended December 31, 2002, which includes Trikon’s audited financial statements for the year ended December 31, 2002, are being mailed commencing on or about April 21, 2003 to all stockholders of record as of the close of business on April 17, 2003.

QUESTIONS AND ANSWERS ABOUT VOTING

What am I voting on?

•
Election of six directors (Christopher D. Dobson, Nigel Wheeler, Jihad Kiwan, Richard M. Conn, Robert R. Anderson and Stephen N. Wertheimer) to the Board of Directors to serve until the next meeting of stockholders and until their successors have been elected and qualified;

•	Approve the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan; and

•	Ratify the selection of Ernst & Young LLP as Trikon’s independent public accountants for the year ending December 31, 2003.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 17, 2003, are entitled to vote shares held on that date at the Annual Meeting. Each outstanding share of Trikon common stock entitles its holder to cast one vote.

How do I vote?

Vote By Mail:     Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf FOR the election of the six nominated directors, FOR the approval of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan and FOR the ratification of the selection of Ernst & Young LLP as Trikon’s independent public accountants for the year ending December 31, 2003.

Vote Via the Internet:     If you are a shareholder of record (that is, if you hold your stock in your own name), you may vote via the Internet by following the instructions on your proxy card. If you vote via the Internet you do not need to return your proxy card.

Vote in Person at the Annual Meeting:     If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting, but you are strongly encouraged to vote before the Annual Meeting by mail or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will need to bring with you to the Annual Meeting a legal proxy from the holder or record in order to vote your shares.

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If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Can I change or revoke my proxy?

Yes. Whichever voting method you use, you have the right to revoke your proxy at any time before the meeting by:

•	filing with Trikon’s Secretary an instrument revoking your proxy;

•	attending the meeting and giving notice of revocation; or

•	submitting a later dated proxy in accordance with the voting methods described above.

How many shares can vote?

As of April 17, 2003, the record date, there were 14,031,830 shares of Trikon common stock issued and outstanding. These are the only securities entitled to notice of, and to vote at, the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Trikon common stock issued and outstanding on the record date will constitute a quorum for the transaction of business. Abstentions and broker non-votes (proxies returned by a broker indicating that the broker does not have discretionary authority to vote some or all of the shares covered by such proxy) are counted for purposes of determining whether a quorum is present, but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote.

What vote is required to approve each item?

The six nominees receiving the greatest number of affirmative votes will be elected members of the Board of Directors. The approval of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan and the ratification of the selection of Ernst & Young LLP require the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on such matters. Broker non-votes will not affect the outcome of the voting on any proposal set forth in this proxy statement.

What are the recommendations of the Board of Directors?

The Board of Directors recommends that you vote FOR election of the six nominated directors, FOR the approval of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan and FOR the ratification of the selection of Ernst & Young LLP as Trikon’s independent public accountants for the year ending December 31, 2003.

How will voting on any other business be conducted?

Although we do not know of any other business to be considered at the Annual Meeting, if any other matter properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, at their own discretion.

Who will bear the cost of soliciting proxies for the Annual Meeting.

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxies, and any additional solicitation material furnished to stockholders.

Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be

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supplemented by solicitation by telephone, or other means by directors, officers, employees, or agents of Trikon. No additional compensation will be paid to these individuals for any such services.

When are the stockholder proposals for the 2004 Annual Meeting of Stockholders due?

All stockholder proposals must be submitted in writing to William J. Chappell, Secretary, Trikon Technologies, Inc., Ringland Way, Newport, South Wales NP18 2TA, United Kingdom.

Any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders must deliver the proposal to us so that it is received no later than December 23, 2003, to have the proposal included in the proxy materials for that meeting. Stockholder proposals must also meet the other requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder to be eligible for inclusion.

To be eligible to presented from the floor for vote at the 2004 Annual Meeting (but not intended for inclusion in the proxy materials for that meeting), the stockholder proposal must be received by March 7, 2004.

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PROPOSAL ONE
ELECTION OF DIRECTORS

General

The Board of Directors, in accordance with the recommendations of the Corporate Governance and Nominating Committee, has nominated six persons for election as directors until the next annual meeting of stockholders or when their successors are elected and qualified. The nominees are Christopher Dobson, Nigel Wheeler, Jihad Kiwan, Robert R. Anderson, Richard M. Conn and Stephen N. Wertheimer.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named above. If any nominee becomes unable or declines to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors based upon the recommendation of the Corporate Governance and Nominating Committee.

The six nominees who receive the greatest number of affirmative votes shall become directors.

Following is certain information with respect to the persons nominated as directors.

Information about the Nominees for Election

Nominee	Age	Positions and Offices Held with Trikon

Christopher D. Dobson	66	Director, Chairman of the Board
Nigel Wheeler	53	Director, Vice Chairman of the Board
Jihad Kiwan	45	Director, President and Chief Executive Officer
Robert R. Anderson (1)(2)(3)	65	Director
Richard M. Conn (1)(2)(3)	58	Director
Stephen N. Wertheimer (1)(2)(3)	52	Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee

Christopher D. Dobson.     Mr. Dobson joined the Board of Directors as Chairman in November 1996 upon the acquisition of Trikon Limited. From December 1997 to May 1998, Mr. Dobson was Chief Executive Officer of Trikon. Mr. Dobson was appointed Chief Technical Officer in May 1998 and served in such capacity until his retirement on May 15, 2001. Mr. Dobson continues to serve as the Chairman of the Board of Directors, a non-executive position. Mr. Dobson was a co-founder of Trikon Limited and was the Chairman of Trikon Limited’s board of directors from 1971 to November 1996.

Nigel Wheeler.     Mr. Wheeler joined Trikon as a director and the President and Chief Operating Officer in November 1996 upon the acquisition of Trikon Limited. In October 1998, Mr. Wheeler was appointed Chief Executive Officer. From July 1993 to November 1996, Mr. Wheeler served as Trikon Limited’s Chief Executive Officer. Effective March 31, 2003, Mr. Wheeler became Vice Chairman of the Board of Directors upon the appointment of Dr. Jihad Kiwan as Trikon’s President and Chief Executive Officer.

Dr. Jihad Kiwan.     Dr. Jihad Kiwan was elected to the Board of Directors and appointed President and Chief Executive Officer of Trikon effective March 31, 2003. Prior to joining Trikon, Dr. Kiwan was with Amkor Wafer Fabrication Services from 1997, and served as the Vice President and General Manager. Dr. Kiwan previously worked for SCI Systems and Hewlett Packard.

Robert R. Anderson.     Mr. Anderson was elected to the Board of Directors in April 2000. Mr. Anderson is a private investor. From January 1994 to January 31, 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman and Chief Executive Officer of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and presently serves as a director. In 1975, Mr. Anderson co-founded KLA

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Instruments Corporation, the predecessor to KLA-Tencor (“KLA”), a supplier of semiconductor process control systems, from which he retired in 1994. He served as Vice-Chairman of KLA from November 1991 to March 1994, and as Chairman of KLA from May 1985 to November 1991. Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer of KLA. In addition to serving as a director of Trikon, Mr. Anderson currently serves as a director of MKS Instruments, Inc., Metron Technology N.V., and Aehr Test Systems, Inc. Furthermore, he serves as a director for three other private development stage companies, and as a trustee of Bentley College.

Richard M. Conn.     Mr. Conn was elected to the Board of Directors in January 1998. Mr. Conn formed Business Development Consulting in early 1997 and serves as a consultant in the semiconductor equipment industry. Prior to forming Business Development Consulting, Mr. Conn was a Vice President of Sales at KLA from 1984 until 1996. During his tenure at KLA, Mr. Conn was a member of the boards of directors of KLA’s subsidiaries in the United Kingdom, France and Germany. Mr. Conn has held several other positions in the semiconductor industry at companies that include Eaton Semiconductor Equipment, Applied Materials UK and ITT Semiconductors.

Stephen N. Wertheimer.     Mr. Wertheimer was appointed to the Board of Directors in June 1998. He has been a Managing Director of W Capital Management since 2001. He was a Managing Director of CRT Capital Group LLC from 1996 to 2001. Mr. Wertheimer also currently serves as a director of El Paso Electric Company and Del Global Technologies Corp.

Board Meetings and Attendance of Directors

The Board of Directors held five meetings in 2002. Each director attended each meeting of the Board of Directors and each meeting held by the committees on which they served as members.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, each consisting exclusively of independent directors, as defined by the rules of the Nasdaq National Market. The charters of each of the committees are attached hereto as Exhibits A, B and C, respectively.

Audit Committee

      Members:     Mr. Anderson, Mr. Conn and Mr. Wertheimer

      Number of Meetings in 2002:     8

      Principal Functions:

•	Select the independent auditors, subject to shareholder ratification, and provides oversight of their independence, qualification and performance.

•	Confer with management and the independent auditors regarding financial reporting issues and practices.

•	Review SEC filings, including the annual financial statements and the annual report on Form 10-K.

•	Review the internal audit program and the corporate compliance program.

•	Review Trikon’s accounting principles and practices.

Compensation Committee

      Members:     Mr. Anderson, Mr. Conn and Mr. Wertheimer

      Number of Meetings in 2002:     The Compensation Committee approved the 2002 compensation scheme in December 2001 and met in January 2003 to approve incentive payments for 2002.

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Principal Functions:

•	Establish corporate compensation policies, including determining base salary and annual and long-term incentive awards for executive officers and other key employees.

•	Establish specific performance goals and objectives to be used to evaluate performance over a given period.

•	Evaluate the performance of executive officers and other key employees to determine whether performance goals and objectives have been attained and awards have been met.

•	Administer Trikon’s incentive plans.

Corporate Governance and Nominating Committee

      Members:     Mr. Anderson, Mr. Conn and Mr. Wertheimer

      Number of Meetings in 2002:     None, but the Corporate Governance and Nominating Committee met shortly after the end of 2002 to recommend to the Board of Directors the nominees for election to the Board of Directors.

Principal Functions:

•
Assist the Board of Directors with the structure and composition of the Board of Directors and its committees, including identifying nominees and recommending the annual performance review process for the Board of Directors and committee.

•	Develop Trikon’s corporate governance guidelines.

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STOCK OWNERSHIP

To the extent known by Trikon, the following table sets forth certain information regarding beneficial ownership of Trikon common stock as of March 14, 2003 by: (i) each person (or group or affiliated persons) who is known by Trikon to own beneficially more than 5% of Trikon’s outstanding shares of common stock, (ii) each of Trikon’s directors and nominees for director, (iii) each of the named executive officers and (iv) Trikon’s directors and executive officers as a group. For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock includes (x) 14,031,718 shares of Common Stock outstanding as of March 14, 2003 and (y) the shares of Common Stock subject to options and warrants held by the person or group that are currently exercisable or exercisable within 60 days from March 14, 2003.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock
Spinner Global Technology Fund, Limited (1)	1,566,523		11.1%
C/O Citco NV, Kaya Flamboyan
P.O. Box 812, Curacao
Netherlands, Antilles
Rocker Partners, LP (2)	1,115,771		8.0%
45 Rockefeller Plaza, Suite 1759
New York NY 10111
Goldman Sachs & Co. (3)	1,107,791		7.9%
85 Broad Street
New York, NY 10004
William D. Witter, Inc (4)	919,060		6.5%
One Citicorp Center
153 East 53rd Street
New York, NY 10022
Dalton, Greiner, Hartman, Maher & Co. (5)	755,200		5.4%
565 Fifth Avenue, Suite 2101
New York, NY 10017
Christopher D. Dobson	1,658,614	(6)	11.8%
Robert Anderson	34,000	(7)	*
Richard M. Conn	22,800	(8)	*
Stephen Wertheimer	22,800	(9)	*
Nicolas Carrington	20,630	(10)	*
William J. Chappell	20,500	(11)	*
John MacNeil	18,750	(12)	*
Nigel Wheeler	298,188	(13)	2.1%
All directors and executive officers as a group (8 persons)	2,099,282	(14)	14.5%

*	Less than 1.0%
(1)
The number of shares of common stock beneficially owned by Spinner Global Technology (“Spinner”) is based on information in a Schedule 13G filed by Spinner on May 30, 2001 and a Form 4 filed by Spinner on April 30, 2002 and includes 92,593 shares of common stock issuable upon currently exercisable warrants.

(2)	The number of shares of common stock beneficially owned by Rocker Partners, LP (“Rocker”) is based on information in a Schedule 13G filed by Rocker on February 11, 2003.
(3)	The number of shares of common stock beneficially owned by Goldman Sachs & Co. (“Goldman”) is based on information in a Schedule 13G filed by Goldman on February 10, 2003.
(4)	The number of shares of common stock beneficially owned by William D. Witter, Inc. (“Witter”) is based on information in a Schedule 13G filed by Witter on January 22, 2003.
(5)	The number of shares of common stock beneficially owned by Dalton, Greiner, Hartman, Maher and Co. (“Dalton”) is based on information in a Schedule 13G filed by Dalton on January 27, 2003.

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(6)
Includes 1,149,281 restricted shares of Common Stock that vest on the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of Trikon. Also includes 16,000 shares of Common Stock issuable under stock options exercisable within 60 days of March 14, 2003.

(7)	Includes 17,000 shares of Common Stock issuable under stock options exercisable within 60 days of March 14, 2003.
(8)	Includes 22,800 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.
(9)	Includes 22,800 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.
(10)	Includes 20,630 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.
(11)	Includes 20,500 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.
(12)	Includes 18,750 shares of Common Stock issuable under stock options exercisable within 60 days of March 14, 2003.
(13)	Includes 298,188 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.
(14)	Includes 436,688 shares of Common Stock issuable under stock options currently exercisable or exercisable within 60 days of March 14, 2003.

Compliance with SEC Reporting Requirements

Section 16(a) of the Exchange Act requires Trikon’s directors and executive officers and persons beneficially owning more than ten percent of a class of Trikon’s capital stock to file certain reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the SEC. Based solely on its review of copies of Forms 3, 4 and 5 available to it, or written representations that no Forms 5 were required, Trikon believes that all required Forms concerning 2002 beneficial ownership were filed on time by all directors and executive officers.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth all compensation received for services rendered to Trikon in all capacities for the years ended December 31, 2002, 2001 and 2000, by (i) each person who served as Chief Executive Officer of Trikon during the year ended December 31, 2002 and (ii) each of the other executive officers of Trikon who were serving as executive officers at December 31, 2002 and whose total compensation exceeded $100,000 (collectively, the “Named Executive Officers”). Perquisites amounting in aggregate to the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer are not disclosed. For the purpose of calculating salaries and other compensation paid in British pounds to Nigel Wheeler, Nicolas Carrington, William Chappell and John MacNeil, the average rate of exchange between the British Pound and the US dollar of $1.504, $1.4438 and $1.522 for each British pound for the years ended December 31, 2002, 2001 and 2000, respectively, has been used.

Summary Compensation Table

		Annual Compensation		Long Term Compensation

	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options/SAR	All Other Compensation ($)

Nigel Wheeler(1)	2002	380,581	39,100	—	50,000	96,369	(2)
Director, President, Chief	2001	375,388	37,539	—	50,000	100,338	(3)
Operating Officer and Chief	2000	248,005	124,000	—	50,000	78,811	(4)
Executive Officer

Nicolas Carrington(5)	2002	128,892	13,349	—	10,000	32,685	(6)
Senior Vice President, Sales	2001	128,017	77,240	—	7,000	26,917	(7)
	2000	122,735	360,490	—	5,000	16,633	(8)

William J. Chappell(9)	2002	141,593	29,023	—	15,000	33,792	(10)
Senior Vice President, Chief	2001	129,942	12,960	—	37,000	97,522	(11)
Financial Officer	2000	—	—	—	—	—

John MacNeil(12)	2002	109,869	22,557	—	15,000	20,093	(13)
Senior Vice President,	2001	108,285	—	—	7,000	21,221	(14)
Technology	2000	98,930	39,572	—	6,000	15,598	(15)

(1)	Mr. Wheeler was appointed Chief Executive Officer in October 1998.
(2)	Of this amount, $32,500 represents a car allowance and $60,622 represents a pension contributions by Trikon on behalf of the officer.
(3)	Of this amount, $25,391 represents a car allowance and $71,441 represents pension contributions by Trikon on behalf of this officer.
(4)	Of this amount, $13,883 represents a car allowance and $59,266 represents pension contributions by Trikon on behalf of the officer.
(5)	Mr. Carrington was appointed Senior Vice President Sales and Field operations in December 1997.
(6)	Of this amount, $15,370 represents a car allowance and $16,496 represents pension contributions by Trikon on behalf of this officer.
(7)	Of this amount, $17,347 represents a car allowance and $8,825 represents pension contributions by Trikon on behalf of this officer.
(8)	Of this amount, $10,158 represents a car allowance and $5,433 represents pension contributions by Trikon on behalf of this officer.
(9)	Mr. Chappell was appointed Chief Financial Officer in January 2001.

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(10)
Of this amount $16,345 represents a car allowance, $6,767 represents pension contributions by Trikon on behalf of the officer and $8,561 represents final payments made in connection with a relocation package for the officer.

(11)
Of this amount $14,722 represents a car allowance, $6,497 represents pension contributions by Trikon on behalf of the officer and $73,778 represents payments made in connection with a relocation package for this officer.

(12)	Mr. MacNeil was appointed Vice President of Technology in February 1996.
(13)	Of this amount, $14,662 represents a car allowance and $5,431 represents pension contributions by Trikon on behalf of this officer.
(14)	Of this amount, $16,006 represents a car allowance and $5,215 represents pension contributions by Trikon on behalf of this officer.
(15)	Of this amount, $11,626 represents a car allowance and $3,972 represents pension contributions by Trikon on behalf of this officer.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers. No stock appreciation rights (“SARs”) have ever been granted by Trikon.

	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/sh)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%

Nigel Wheeler	50,000(3)	12.1%	$13.13	23/04/12	$412,500	$1,046,000
Nicolas Carrington	10,000(3)	2.4%	$13.13	23/04/12	$82,500	$209,200
William J. Chappell	15,000(3)	3.6%	$13.13	23/04/12	$123,750	$313,800
John MacNeil	15,000(3)	3.6%	$13.13	23/04/12	$123,750	$313,800

(1)	Represents the fair market value of the underlying shares of Common Stock at the time of grant.
(2)
Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. Such annual rates of appreciation are for illustrative purposes only, are based on requirements of the SEC and do not reflect Trikon’s estimate of future stock appreciation. No assurance can be given that such rates of appreciation, or any appreciation, will be achieved.

(3)	Represents stock options that vest in equal, annual increments of 25% over the four-year period of service measured from their date of grant, April 23, 2002.

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Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of exercisable and unexercisable options held by each of the Named Executive Officers at December 31, 2002.

Name	Shares Acquired on Exercise (#)	Value Realized(1)($)	Number of Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Nigel Wheeler	32,000	367,852	260,688	112,500	710,333	—
Nicolas Carrington	6,000	78,624	16,880	17,800	31,717	—
William J. Chappell	—	—	16,750	35,250	—	—
John MacNeil	12,500	154,763	13,500	24,750	28,319	—

(1)
The value realized equals the difference between the option exercise price and the fair market value of Trikon’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised

(2)
The value of unexercised in-the-money options equals the difference between the option exercise price and the closing price of Trikons’s common stock on December 31, 2002, multiplied by the number of shares underlying the options. The closing price of Trikon’s common stock on December 31, 2002, as reported on the Nasdaq National Market, was $5.00 per share.

Ten-Year Option/SAR Repricings

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)
Nigel Wheeler	2/06/98	200,000	$1.4375	11.6250	$1.4375
Nicolas Carrington	2/06/98	36,300	$1.4375	11.6250	$1.4375
Jeremy Linnert	2/06/98	15,000	$1.4375	11.6250	$1.4375

Employment Agreements

Nigel Wheeler.     Trikon entered into an employment agreement with Nigel Wheeler, dated November 15, 1996, pursuant to which Mr. Wheeler was nominated as a director and appointed the President and Chief Operating Officer for the three-year term of the agreement. On October 27, 1998, the Board of Directors appointed Mr. Wheeler Trikon’s Chief Executive Officer. The employment agreement with Mr. Wheeler was amended from time to time to provide for additional compensation and incentive awards, and has been renewed annually. With the appointment of Dr. Kiwan as Trikon’s President and Chief Executive Officer, Mr. Wheeler was named the Vice Chairman of the Board of Directors of Trikon.

Under his employment agreement, Mr. Wheeler was paid a base salary of 260,000 British Pounds for the year ended December 31, 2002 ($391,040 at average fiscal 2002 exchange rates).

Jihad Kiwan.     Trikon entered into an employment agreement with Dr. Kiwan, effective March 31, 2003, pursuant to which Dr. Kiwan was nominated as a director and appointed the President and Chief Executive Officer for the term of the agreement. The agreement continues until terminated by either party, provided that Trikon may only terminate the agreement (other than for cause) upon prior notice, which notice period may be from three to eighteen months depending on Dr. Kiwan’s length of service.

Dr. Kiwan receives a base annual salary of 320,000 Euros and a bonus that may vary from year to year as determined by the Board of Directors depending upon the strategic goals of Trikon. Dr. Kiwan will be entitled to a bonus based upon Trikon’s revenues and overall financial performance.

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At the time of his hiring, Dr. Kiwan received a grant of options to purchase 200,000 shares of common stock, which vest in four equal annual installments. Dr. Kiwan may receive additional incentive awards based upon his performance as determined by the Board of Directors.

Other than as set forth above, Trikon currently has no employment contracts with any of the Named Executive Officers.

Director Compensation

Employee members of the Board of Directors do not receive additional compensation for their services as directors. Non-employee directors (other than the Chairman of the Board of Directors) earn an annual retainer of $15,000 and receive $1,000 for attending a meeting of the board of directors in person, $750 for attending a meeting of the board of directors by telephone and $750 for attending a committee meeting in person or by telephone.

The Chairman of the Board of Directors, if he is not an executive of the Company, receives an annual retainer of $30,000 and receives $2,000 for attending a meeting of the board of directors in person and $1,500 for attending meetings of the board of directors by telephone, and $1,500 for attending meetings of committees of the board of directors in person or by telephone.

Non-employee directors are also reimbursed reasonable expenses in connection with attendance at board and committee meetings.

In addition, each non-employee director participates in an equity compensation plan, the 1998 Director’s stock option plan. When first elected or appointed to the Board of Directors as a non-employee director (if such director previously was not an executive officer of Trikon), such director will receive, at the time of such initial election or appointment, a stock option to purchase 9,000 shares of common stock, and at each annual stockholders meeting thereafter will receive a stock option to purchase 4,000 (or, in the case of a non executive Chairman of the Board of Directors, 8,000) shares of common stock.

The initial option grant on first election or appointment, vest in a series of four (4) successive equal annual installments upon the director’s completion of each year of service on the board of directors over the four (4) year period measured from the date of grant, and the subsequent annual grants vest upon completion of one year of service, or the next annual meeting of stockholders, whichever is earlier.

In addition to his compensation as a non-employee Chairman as described above, Mr. Dobson, when he was appointed Chief Executive Officer of Trikon in May 1998, entered into a letter agreement with the Company which provided certain benefits based upon the continued performance of services to Trikon either as (i) an employee, (ii) a non-employee member of the Board or (iii) Independent Consultant. The benefits are a restricted stock award and a special acquisition bonus as described below.

Mr. Dobson received 1,149,281 restricted shares of common stock when Trikon consummated a debt for equity exchange. The restricted shares vest in full upon the earlier of (i) May 14, 2003, or (ii) the sale of all or substantially all of the assets of Trikon, the direct sale by Trikon stockholders possessing more than 50% of the total combined voting power of the Trikon’s outstanding securities to persons different than those holding such securities immediately prior to such sale or the merger or consolidation in which securities possessing more than 50% of the total combined voting power of Trikon’s outstanding securities are transferred to persons different than those holding such securities immediately prior to the merger or consolidation. Trikon will automatically acquire the restricted shares in return for a payment of $0.01 per share upon Mr. Dobson’s termination for cause, voluntary cessation of providing services to the Company. For purposes of the restricted stock, the meaning of “for cause” is limited to willful misconduct that materially injures the pecuniary interests of the Company and any material breach of the non competition obligations under these agreements. Mr. Dobson is permitted, at his discretion, to reallocate up to 20% of the restricted stock to other members of senior management of Trikon.

Mr. Dobson will receive a special acquisition bonus in the event of a transfer of more than 50% of Trikon’s voting rights in a direct sale or merger of Trikon or other disposition of more than 80% of the assets of Trikon. The size of the bonus payable varies with the amount of consideration paid in the transaction as

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set forth in the table below, and no bonus will be earned if the total purchase price is valued at less than $250 million.

Sales Price ($)	Cumulative Percentage (%)
At least $250 million	0.5%
At least $260 million	1.0
At least $270 million	2.0
At least $280 million	2.5
$300 million or more	3.0

Report of the Compensation Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Trikon specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee provides oversight of the general compensation plans for Trikon’s employees. The Compensation Committee’s most important goal is to ensure that compensation programs are aligned to foster employee and executive development. In furtherance of its primary goal, the Committee also determines executive compensation and oversees significant employee benefits programs, policies and plans relating to Trikon’s employees and executives. In its role of determining executive compensation, the Committee seeks to provide that the Chief Executive Officer, other officers, and key management of Trikon are compensated and motivated effectively in a manner consistent with Trikon’s business objectives, competitive practices/trends, the requirements of appropriate regulatory bodies, the Company’s general compensation strategy, and fiduciary and corporate responsibilities, including internal equity considerations. In carrying out its duties, the Committee has used independent compensation consultants and outside survey data when necessary.

In the section below, we describe our executive compensation policies and practices. We also identify the procedures we use to determine the compensation of Trikon’s Chief Executive Officer and its other executive officers.

Compensation Policy

Trikon’s executive compensation policy is designed to establish an appropriate relationship between executive pay and Trikon’s annual performance, long-term growth objectives and ability to attract and retain qualified executive officers. The Compensation Committee addresses this objective by having an executive compensation plan with the following three elements:

•
Annual base salaries are set to be competitive with similar technology companies and reflect the executives’ contribution to Trikon. For 2002, the compensation committee set the base salaries of Trikon’s executive officers generally at the median level of the salaries paid to executives in comparable positions at semiconductor equipment companies and other high technology companies similar in size to Trikon.

•
Annual Incentive awards are based upon corporate and individual performance objectives. In fiscal 2002, the incentives were based upon a combination of factors including both operating income and cashflows.

•
Stock option grants are designed to align executive compensation with the interests of our stockholders. The number of options that each executive officer or employee was granted was based primarily on the executive or employee’s ability to influence Trikon’s long-term growth and profitability. The vesting provisions of the options are designed to encourage longevity of employment with Trikon with the options granted vesting equally over a four year period. The options have a ten year exercise period from date of grant.

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Compensation of Chief Executive Officer

The compensation of Nigel Wheeler, Trikon’s Chief Executive Officer, was determined by the Compensation Committee in accordance with the policies noted above. The Compensation Committee believes that Mr. Wheeler has provided valuable services to Trikon, and set his base salary for fiscal 2002 at 260,000 British pounds (approximately $391,040) per annum, an amount the Compensation Committee deemed appropriate in light of Trikon’s stage of growth and salaries paid to chief executive officers of other growth technology companies. This salary is unchanged from the prior fiscal year consistent with a pay freeze initiated by Trikon in October 2001 in light of the current cyclical downturn in the semiconductor industry. Mr. Wheeler’s actual salary for fiscal 2002 was further reduced by approximately 3% as a result of a company-wide unpaid shutdown. Mr. Wheeler earned a bonus of 26,000 British pounds (approximately $39,100) upon Trikon’s achieving certain net cash targets for the fiscal year. In April 2002, the Compensation Committee approved the grant to Mr. Wheeler of options to acquire 50,000 shares of common stock. The Compensation Committee believes the options will help to align Mr. Wheeler’s interests with those of Trikon’s stockholders.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, the amount of compensation paid to certain executives that is deductible with respect to Trikon’s corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, Trikon’s ability to obtain a corporate tax deduction for compensation paid to executive officers of Trikon to the extent consistent with the best interests of Trikon and its stockholders.

Submitted by the Compensation Committee

Richard M. Conn (Chairman)
Robert R. Anderson
Stephen N. Wertheimer

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Stock Performance Graph

The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Trikon specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph shows a comparison of the five-year cumulative total return* for Trikon’s common stock, the RDG Semiconductor Composite index, and the Nasdaq Composite Index for the past five years. In prior years, Trikon used the JP Morgan Hambrecht & Quist Semiconductor Index as a basis for comparison, but such index was no longer available after April 4, 2002, so Trikon selected the RDG Semiconductor Composite index as its industry index following the cessation of the JP Morgan Hambrecht & Quist Semiconductor Index.

Measurement Period (Fiscal Year Covered)	Trikon Technologies, Inc.	RDG Semiconductor Composite	NASDAQ Stock Market
Measurement Pt 12/31/97	100.00	100.00	100.00
FYE 12/31/98	3.88	154.02	140.99
FYE 12/31/99	103.04	314.38	261.48
FYE 12/31/00	96.97	241.28	157.42
FYE 12/31/01	113.94	209.47	124.89
FYE 12/31/02	48.49	90.75	86.33

* Total return assumes reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRIKON TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*	$100 invested on 12/31/97 in stock or index – including reinvestment of dividends. Fiscal year ending December 31.

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PROPOSAL TWO
APPROVAL OF THE 2003 OMNIBUS INCENTIVE PLAN

Background

Trikon’s 1991 Stock Incentive Plan will expire December 31, 2003. There are 2,250,000 shares of common stock authorized for issuance under the 1991 Stock Incentive Plan, and as of April 17, 2003 options to purchase 1,519,028 shares of common stock were granted and outstanding under such plan.

In light of the upcoming termination of the 1991 Stock Incentive Plan, the Board of Directors has deemed it appropriate to ask for approval of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan (the “2003 Plan”) by our stockholders. The purpose is to provide (i) our officers and key employees and our subsidiaries, (ii) certain consultants and advisors who perform services for us or our subsidiaries, and (iii) members of our board of directors, with the opportunity to acquire shares of common stock or receive monetary payments based on the value of such shares or upon the satisfaction of other performance criteria intended to enhance the value of such shares. We believe that the Plan will enhance the incentive for participants to contribute to our growth, thereby benefiting us and our shareholders, and will align the economic interests of the participants with those of the shareholders. Reference should be made to Exhibit D for a complete statement of the provisions of the 2003 Plan which are summarized below. The 2003 Plan was adopted by the board of directors on April 11, 2003.

If the 2003 Plan is approved by the stockholders, no additional awards will be made under the 1991 Stock Incentive Plan from the date of the Annual Meeting. In determining the appropriate size of the 2003 Plan, the Board of Directors took into account that approximately 500,000 shares of common stock remained available for issuance under the 1991 Stock Incentive Plan. If the 2003 Plan is not approved by the stockholders, the Board of Directors will review other methods for providing incentive compensation of Trikon’s employees, certain of which may require stockholder approval.

Administration

The 2003 Plan provides for administration by a compensation committee (the “Committee”). The Committee may consist of two or more members of our board of directors who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the board of directors. Among the Committee’s powers are the authority to interpret the 2003 Plan, establish rules and regulations for its operation, select the individuals to receive awards, determine the type, size and other terms and conditions of awards, determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and deal with any other matter arising under the 2003 Plan.

Types of Awards

Awards under the Plan may be granted in any one or a combination of stock options, stock appreciation rights, restricted stock awards, deferred stock units, and performance awards (each as described below, and collectively, “Awards”). Awards may constitute performance-based awards, as described below.

Shares Authorized; Market Value

The 2003 Plan authorizes the issuance of options to purchase a maximum of 1,100,000 shares of common stock, as adjusted for certain changes in our capitalization. If there is a termination or cancellation of any option prior to the issuance of shares or if shares are issued and thereafter are reacquired by us pursuant to rights reserved upon issuance thereof, those shares may again be used for new options under the 2003 Plan. As of April 17 2003, the market value of the common stock underlying Awards able to be granted under the 2003 Plan was $3.22 per share.

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Stock Options

Under the 2003 Plan, the Committee may grant options to purchase shares of common stock in the form of “incentive stock options” within the meaning of Section 422 of the Code and nonqualified stock options.

The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting and the exercise price per share of stock subject to the option. Stock options generally expire not later than ten years after the date on which they are granted. The exercise price of a stock option will not be less than 100% of the fair market value of the common stock on the date the option is granted, except that in the case of an incentive stock option, the exercise price may not be less than 110% of the fair market value of the common stock on the date the stock option is granted in the case of any participant who at the time of grant owns, directly or by attribution, more than 10% of the combined voting power of all classes of capital stock of the Company (a “ten percent owner optionee”). In addition, the tenor of an incentive stock option for a ten percent owner optionee cannot exceed five years from the date of grant. The aggregate fair market value (determined at the time the option is granted) of the common stock granted as incentive stock options to an optionee that may become exercisable for the first time during any calendar year cannot exceed $100,000 (or such other limit as may be imposed by the Code).

The option price may be paid by a participant in cash or at the discretion of the Committee, shares of common stock owned by the participant for at least six months, a combination thereof or such other consideration as the Committee may deem appropriate.

No stock option may be exercised unless the holder has been, at all times during the period from the date of grant through the date of exercise, employed by or performing services for us, provided that the Committee may determine, in its discretion, that such exercise may be made for certain periods following the date on which a participant ceases to be employed by or performing services for us or one of our affiliates by reason of disability, death or otherwise.

The maximum number of shares of common stock which may be made subject to an option granted under the 2003 Plan to any participant in any fiscal year during the term of the 2003 Plan is 210,000 shares of common stock.

Stock Appreciation Rights

Stock appreciation rights shall provide a participant with the right to receive a payment, in cash, common stock or a combination thereof, in an amount equal to the excess of (i) the fair market value, or other specified valuation, of a specified number of shares of common stock on the date the right is exercised, over (ii) the fair market value of such shares on the date of grant, or other specified valuation (which shall be no less than the fair market value on the date of grant). Each stock appreciation right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the stock appreciation right for no consideration upon termination of employment.

Restricted Stock Awards

Restricted stock awards shall consist of common stock issued or transferred to participants with or without other payments therefor as additional compensation for services to us. Restricted stock awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and our right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods or prior to becoming vested. Each restricted stock award shall specify whether the participant shall have, with respect to the shares of common stock subject to a restricted stock award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

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Deferred Stock Units

Deferred stock units shall provide a participant with the right to receive a specified number of shares of common stock at the end of a specified period. The Committee shall have complete discretion in determining the number, vesting and time of payment of common stock with respect to deferred stock units granted to each participant, as set forth in the applicable deferred stock unit agreement. The Committee may condition the granting, vesting or payment of deferred stock units upon the attainment of specific performance goals, or subject deferred stock units to such other terms and conditions as the Committee deems appropriate and as set forth in the applicable deferred stock unit agreement, including, without limitation, provisions for the forfeiture of deferred stock units (and the common stock payable thereunder) for no consideration upon termination of the participant’s employment prior to the end of a specified period.

Performance Awards

Performance awards shall provide a participant with the right to receive a specified number of shares of common stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of performance awards granted to each participant. The Committee may condition the granting, vesting or payment of performance awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for no consideration upon termination of the participant’s employment prior to the end of a specified period.

Performance-Based Awards

Certain Awards granted under the 2003 Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on shareholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the common stock or any of our other publicly-traded securities; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing. With respect to Performance-Based Awards that are not stock options or stock appreciation rights based solely on the appreciation in the fair market value of common stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

Eligibility of Participants

All of our and our subsidiaries’ employees, officers, directors, consultants and advisors are eligible to participate in the 2003 Plan. The selection of participants from eligible individuals is within the discretion of the Committee. Approximately 310 individuals were eligible to participate in the 2003 Plan as of April 17, 2003, including the directors, nominee directors and executive officers named in this Proxy Statement.

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Other Terms of Awards

The 2003 Plan provides that Awards shall not be transferable otherwise than by will or the laws of descent and distribution or, in the case of awards other than incentive stock options, pursuant to a qualified domestic relations order (as defined under section 414(p) the Code), or, if the Committee so provides, in an agreement for a nonqualified stock option or restricted stock award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the participant receives no consideration for the transfer and the transferred nonqualified stock option or restricted stock award shall continue to be subject to the same terms and conditions as were applicable to the nonqualified stock option or restricted stock award immediately before the transfer.

The Committee may permit a participant to elect to pay taxes required to be withheld with respect to an Award in any appropriate manner (including, without limitation, by the surrender to us of shares of common stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to the exercise of such Award).

The 2003 Plan provides that upon the occurrence of a “change in control,” all outstanding Awards become fully exercisable or payable or that any future or vesting restrictions thereon shall lapse. A “change of control” is deemed to have occurred if (a) any person becomes a beneficial owner of our securities (not including in the securities beneficially owned by such person any securities acquired directly from us or our affiliates) representing 50% or more of the voting power, (b) the individuals who at the date of effectiveness of the 2003 Plan constituted the board of directors (including any new director whose election was approved by the majority vote of directors who were the directors at the beginning of the period) cease for any reason to constitute a majority, (c) our shareholders approve our merger or consolidation pursuant to certain conditions, or (d) our shareholders approve a plan of our complete liquidation or an agreement for the sale or disposition of substantially all of our assets. In addition, the Committee, in its discretion, may determine that each outstanding stock option and stock appreciation right shall terminate within a specified number of days after notice to the participant thereunder, and each such participant shall receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares immediately prior to such change in control over the exercise price per share of such stock option or stock appreciation right; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

The board of directors may amend or terminate the 2003 Plan at any time and from time to time but no amendment shall be effective unless and until the same is approved by our shareholders where the amendment would (i) increase the total number of shares which may be issued under the 2003 Plan or (ii) increase the maximum number of shares which may be issued to any individual participant under the 2003 Plan. No amendment or termination of the 2003 Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant’s written consent.

The 2003 Plan shall be effective as of April 11, 2003, provided that the 2003 Plan is approved by our shareholders at the annual meeting.

Federal Tax Treatment

The following discussion of the principal federal income tax consequences of Awards granted under the 2003 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, and is subject to change at any time (possibly with retroactive effect). The discussion is only intended to be a general summary, and does not address any state, local or non-U.S. taxes that may be applicable.

Incentive Stock Options

An employee who receives an incentive stock option does not recognize any taxable income upon the grant of the option. Similarly, the exercise of an incentive stock option does not result in taxable income to the employee, provided that (i) the federal “alternative minimum tax” does not apply, which depends on the

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employee’s own tax situation, and (ii) the employee is employed by us from the grant date of the option until three months prior to its exercise (except in cases of termination of employment because of disability or death, which allow qualifying exercises for one year after termination). If an employee exercises an incentive stock option after these requisite periods, the option will be treated as a nonqualified stock option, as described below.

If an employee exercises an incentive stock option, and then holds the acquired shares until the later of (i) two years from the option’s grant date, and (ii) one year after the transfer of the acquired shares (the “applicable holding period”), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the acquired shares for the applicable holding period — thereby making a “disqualifying disposition” — the employee would generally realize ordinary income on the excess of the fair market value of the shares at the time the option was exercised over the exercise price, and any remaining income would be eligible for taxation as capital gains.

We will not be allowed a federal income tax deduction upon either the grant or the exercise of an incentive stock option, or upon a disposition of the acquired common stock after the applicable holding period. In the event of a disqualifying disposition, we will be allowed a deduction equal to the ordinary income recognized by the employee, provided that the income constitutes an ordinary and necessary business expense to us and the limitations of Sections 280G and 162(m) of the Code do not apply.

Nonqualified Options and Stock Appreciation Rights

A participant who receives a nonqualified stock option or stock appreciation right will not recognize any taxable income upon its grant. However, the participant will generally recognize ordinary income upon exercise of a nonqualified stock option equal to the excess of the fair market value of the acquired shares at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares from the exercise of a stock appreciation right, the participant will generally recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. Any ordinary income recognized upon exercise of a nonqualified stock option or stock appreciation right will be subject to both wage withholding and employment taxes.

Upon exercise of a nonqualified stock option or stock appreciation right, a federal income tax deduction will be allowed to the Company equal to the ordinary income recognized by the participant, provided that it constitutes an ordinary and necessary business expense to us and the limitations of Sections 280G and 162(m) of the Code do not apply.

Other Awards

For other Awards under the 2003 Plan that are settled either in cash or in shares of common stock and that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received.

With respect to Awards under the 2003 Plan that are settled in shares of common stock that are restricted as to transferability and subject to a substantial risk of forfeiture — absent a written election filed with the Internal Revenue Service within 30 days after the date of transfer of shares (a “Section 83(b) election”) — a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture (the “Restrictions”) lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Award, if any. If a sale of the shares would subject the participant to liability under Section 16(b) of the Exchange Act, the shares will be treated as nontransferable and subject to Restrictions until such times as they may be sold without liability under Section 16(b). If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such Award, if any.

Any ordinary income recognized with respect to the receipt of cash, shares of common stock or other property under the 2003 Plan will be subject to both wage withholding and employment taxes.

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We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that it constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control

As described above, upon our “change in control,” all outstanding Awards under the 2003 Plan will become fully exercisable. In general, if the total amount of payments to an individual that are contingent upon our “change of control” (as defined in Section 280G of the Code), including payments under the 2003 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, the individual’s average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code. A portion of any parachute payments would be non-deductible to us and would result in a 20% excise tax to the individual. We have agreed to pay a gross-up of such payments to certain individuals in such circumstances.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction otherwise allowed with respect to Awards). One exception to this rule applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. We believe that Awards granted under the 2003 Plan will qualify for this performance-based compensation exception.

Awards Outstanding Under the 2003 Plan

As of April 17, 2003, we have not granted any Awards under the 2003 Plan.

Shareholder Approval Required

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the 2003 Plan.

The Board of Directors recommends a vote “FOR” the above proposal.

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PROPOSAL THREE
RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS TRIKON’S INDEPENDENT PUBLIC ACCOUNTANTS

Background

The Audit Committee recommends, and the Board of Director selects, independent public accountants for Trikon. The Audit Committee has recommended that Ernst & Young LLP, who served during the 2002 fiscal year, be selected as Trikon’s independent public accountants for 2003, and the Board has approved the selection. Unless a stockholder directs otherwise, proxies will be voted for the approval of the selection of Ernst & Young as independent public accountants for 2003. If the stockholders do not approve the appointment of Ernst & Young, the Board will consider the selection of other independent public accountants for 2003.

At the annual meeting, the stockholders are being asked to ratify the selection of Ernst & Young as Trikon’s independent public accountants for the fiscal year ending December 31, 2003.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the board of directors feels that such a change would be in Trikon’s and its stockholders’ best interests.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for (i) the audit of Trikon’s annual financial statements set forth in Trikon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) the reviews of the financial statements included in Trikon’s Quarterly Reports on Form 10-Q for that fiscal year and (iii) review of the Company’s registration statements on Forms S-3 and S-8, were $220,700.

Financial Information Systems Design and Implementation Fees

Trikon has not retained Ernst & Young to perform services in connection with (i) operating or supervising the operation of Trikon’s financial information system or managing Trikon’s local area network, or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Trikon’s financial statements taken as whole.

All Other Fees

The aggregate fees billed by Ernst & Young for all other professional services rendered during the fiscal year ended December 31, 2002, other than as stated above under the caption Audit Fees, were $403,497. These fees include work performed by Ernst & Young with respect to tax compliance and consulting.

The Audit Committee has advised Trikon that it has determined that the non-audit services rendered by Ernst & Young during Trikon’s most recent fiscal year are compatible with maintaining the independence of such auditors.

Shareholder Approval Required

The affirmative vote of a majority of the shares of common stock present or represented and voting at the Annual Meeting, together with the affirmative vote of at least a majority of the required quorum, is required for approval of the 2003 Plan.

The Board of Directors recommends a vote “FOR” the above proposal.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that Applied specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Composition

The Audit Committee of the Board of Directors is composed of the three directors named below. Each member of the Committee meets the independence and financial experience requirements of the Nasdaq National Market currently in effect.

Responsibilities

The Audit Committee operates under a written charter that has been adopted by the Board of Directors. The Audit Committee is responsible for general oversight of Trikon’s auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory and ethical compliance. Trikons’s management is responsible for maintaining: (a) Trikon’s books of account and preparing periodic financial statements based thereon; and (b) the system of internal controls. The independent accountants are responsible for auditing Trikon’s annual financial statements.

Review with Management and Independent Accountants.

The Audit Committee has reviewed and discussed Trikon’s audited financial statements included in the 2002 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of Trikon’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Trikon within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to Trikon’s audited financial statements included in the 2002 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in Trikon’s Annual Report on Form 10-K.

Submitted by the Audit Committee

Stephen N. Wertheimer (Chairman)
Robert R. Anderson
Richard M. Conn

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OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

The Board of Directors has no knowledge of any other matters that may come before the annual meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournments thereof, the persons named as proxies will have discretionary authority to vote the shares of common stock represented by the accompanying proxies in accordance with their best judgment.

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EXHIBIT A

TRIKON TECHNOLOGIES, INC

Audit Committee Charter — Adopted February 2, 2000

1.	Organization

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the Company. Members of the audit committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

2.	Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

3.	Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

4.	In carrying out these responsibilities, the audit committee will:

•	Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

•
Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

•	Review and concur with management’s appointment, termination, or replacement of any director of internal audit.

•
Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•
Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

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•	Inquire of management, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•
Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.

•
Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgements about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•
Provide sufficient opportunity for the independent auditors to meet with members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, and accounting personnel, and the co-operation that the independent auditors received during the course of audit.

•	Review accounting and financial human resources and succession planning within the Company.

•
Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

•	Review the nature and scope of other professional services provided to the company by the independent auditors and consider the relationship to the auditors’ independence.

•
On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

•
Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgements affecting the financial statements. in addition, disclose the committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

•	Investigate any matter brought to its attention with the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

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•
Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

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EXHIBIT B

TRIKON TECHNOLOGIES, INC.
CORPORATE GOVERNANCE AND NOMINATING
COMMITTEE CHARTER

I.	PURPOSE

The Nominating & Governance Committee (the “Committee”) is appointed by the Board for the following purposes:

•	to assist the Board by identifying individuals qualified to become Board members;

•	to recommend to the Board the director nominees for the next annual meeting of shareholders;

•	to recommend to the Board the Corporate Governance Guidelines applicable to the Company; and

•	to take a leadership role in shaping the corporate governance of the Company.

II.	COMMITTEE MEMBERSHIP

The Committee shall consist of no fewer than three persons each of whom shall be a member of the Board. Each member of the Committee shall qualify as an independent director under criteria established by the Nasdaq National Market from time to time.

The members of the Committee shall be appointed and replaced by the Board.

III.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	The Committee’s primary responsibilities include:

•	identifying individuals qualified to become board members for recommendation to the Board;

•	recommending to the Board members for the other Board Committees;

•	reviewing with the Board on an annual basis the skills and characteristics that it seeks in new Board members as well as those of the Board as a whole;

•
overseeing the evaluation of the Board and management, including leading the annual review of the Board, receiving comments from all directors and reporting annually to the Board with an assessment of the Board’s performance; this report will be discussed with the Board following the end of each fiscal year;

•	reporting annually to the Board on succession planning; and

•
developing and recommending to the Board corporate governance guidelines for the Company, periodically reviewing and reassessing their adequacy and recommending any proposed changes to the Board for approval.

2.
The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

3.	The Committee may form subcommittees and delegate authority to them when appropriate.

4.	At the beginning of each year, the Committee shall establish a schedule of meetings and agenda items which shall be furnished to all Directors.

5.	The Committee shall make regular reports to the Board.

6.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

B-1

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EXHIBIT C

TRIKON TECHNOLOGIES, INC.
COMPENSATION COMMITTEE CHARTER

I.	PURPOSE

•
The Compensation Committee (the “Committee”) is appointed by the Board of Directors of Trikon Technologies, Inc. (the “Board”) to discharge the Board’s responsibilities relating to compensation of the Company’s directors, officers and executives.

•	The Committee has overall responsibility for approving and evaluating the director, officer and executive compensation, plans, policies and programs of the Company.

•	The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

II.	COMMITTEE MEMBERSHIP

•	The Committee shall consist of no fewer than three members.

•	Each person serving on the Committee shall be a member of the Board.

•	Each member shall be:

•	a “non-employee director” as that term is defined for purposes of Rule 16b-3 under the Securities Act of 1934, as amended;

•	an “outside director” as that term is defined for purposes of Section 162(m) of the Internal Revenue Code, as amended; and

•	“independent” as that term is defined by the listing standards of the Nasdaq National Market, as amended.

•	The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

•	Committee members may be replaced by the Board, as the Board may determine from time to time.

•	There shall be a Chairman of the Committee, who shall be appointed by the Board on the recommendation of the Nominating Committee.

III.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

1.	Annual Compensation Determinations.

•	The Committee shall:

•	annually review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer (“CEO”);

•	evaluate the CEO’s performance in light of those goals and objectives; and

•	set the CEO’s compensation levels based on such evaluation.

•	In determining the long-term incentive component of CEO compensation, the Committee will consider:

•	Trikon’s performance and relative shareholder return;

•	the value of similar incentive awards to chief executive officers at comparable companies, as well as at other companies with which the Company competes for executive talent; and

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•	the awards given to the CEO in past years.

2.	Review of Executive Committee.

•	The Committee shall annually review and approve:

•	corporate goals and objectives relevant to CEO compensation;

•	evaluate the CEO’s performance in light of those goals and objectives; and

•	recommend to the Board the CEO’s compensation levels based on this evaluation.

•	In determining the long-term incentive component of CEO compensation, the Committee will consider:

•	Trikon’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

•	The Committee shall annually review and make recommendations to the Board with respect to the:

•	compensation of all directors, officers and other key executives, including incentive-compensation plans and equity-based plans.

•	The Committee shall annually review and approve, for the CEO and the senior executives of Trikon:

•	the annual base salary level;

•	the annual incentive opportunity level;

•	the long-term incentive opportunity level;

•	employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and

•	any special or supplemental benefits.

3.	Administration of Compensation Plans.

•	The Committee shall:

•	review the operation of the Company’s executive compensation programs to determine whether they are properly coordinated;

•	review polices for the administration of such executive compensation programs;

•	modify any executive compensation programs that are not reasonably related to executive performance; and

•	establish and periodically review policies in the area of management prerequisites.

•	The Committee shall also administer the Company’s stock option plans and restricted stock plans.

4.	Additional Functions of the Committee.

•	The Committee shall:

•	plan for executive development and succession; and

•	review indemnification issues.

5.	Subcommittees.

•	The Committee may form and delegate authority to subcommittees when appropriate.

6.	Retention of Consultants and Advisors.

•
The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

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•	The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

7.	Regular Reporting.

•	The Committee shall make regular reports to the Board.

8.	Periodic Evaluation.

•	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Committee shall annually review its own performance.

IV.	OPERATION OF COMMITTEE

1.	Meetings.

•	The Committee shall meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities.

•	The Committee shall report its minutes from each meeting to the Board.

2.	Committee Action.

•	A majority of the members present shall decide any question brought before the Committee.

•	The actions by the majority may be expressed either by a vote at a meeting or in writing without a meeting.

•	Two members shall constitute a quorum.

3.	Procedures.

•	The Chairman of the Committee shall establish such rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee.

•	The Chairman shall appoint as secretary a person who may, but need not, be a member of the Committee or be eligible for benefits under one or more plans.

•
A certificate of the secretary of the Committee setting forth the names of the members of the Committee, or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee, or such actions taken.

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EXHIBIT D

TRIKON TECHNOLOGIES, INC. 2003 OMNIBUS INCENTIVE PLAN

1.     Purpose. The purpose of the Trikon Technologies, Inc. 2003 Omnibus Incentive Plan (the “Plan”) is to provide (i) officers and key employees of Trikon Technologies, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) members of the Board of Directors of the Company (the “Board”), with the opportunity to acquire shares of the Common Stock of the Company (“Common Stock”) or receive monetary payments based on the value of such shares or upon the satisfaction of other performance criteria intended to enhance the value of such shares. The Company believes that the Plan will enhance the incentive for Participants (as defined in Section 3) to contribute to the growth of the Company, thereby benefiting the Company and the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2.     Administration.

(a)
Committee. The Plan shall be administered and interpreted by a compensation committee (the “Committee”). The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or such other members of the Board.

(b)
Authority of Committee. The Committee has the sole authority, subject to the provisions of the Plan, to (i) select the employees and other individuals to receive Awards (as defined in Section 4) under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals. Any act of the Committee with respect to the Plan may only be undertaken and executed with the affirmative consent of at least two-thirds of the members of the Committee.

(c)
Responsibility of Committee. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company. The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

(d)
Delegation of Authority. The Board may delegate to the President of the Company the authority to (i) make grants under the Plan to employees of the Company and its subsidiaries who are not subject to the restrictions of Section 16(b) of the Exchange Act and who are not expected to be subject to the limitations of Section 162(m) of the Code, and (ii) execute and deliver documents or take any other ministerial actions on behalf of the Committee with respect to Awards. The grant of authority under this Subsection 2(d) shall be subject to such conditions and limitations as may be determined by the Committee (as required under applicable law). If the President makes grants

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pursuant to the delegated authority under this Subsection 2(d), references in the Plan to the “Committee” as they relate to making such grants shall be deemed to refer to the President.

2.     Participants. All employees, officers and directors of the Company and its subsidiaries (including members of the Board who are not employees), as well as consultants and advisors to the Company or its subsidiaries, are eligible to participate in the Plan. Consistent with the purposes of the Plan, the Committee shall have exclusive power to select the employees, officers, directors and consultants and advisors who may participate in the Plan (“Participants”). Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year

4.     Types of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Deferred Stock Units, and (e) Performance Awards (each as described below, and collectively, “Awards”). Awards may constitute Performance-Based Awards, as described in Section 10. Each Award shall be evidenced by a written agreement between the Company and the Participant (an “Agreement”), which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.

5.     Common Stock Available under the Plan. The aggregate number of shares of Common Stock that may be subject to Awards shall be 1,100,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant in any one calendar year shall be 210,000 shares. Any share of Common Stock subject to an Award that for any reason is cancelled or terminated without having been exercised or vested shall again be available for Awards under the Plan; provided, however, that any such availability shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares subject to Awards that any individual Participant may receive.

6.     Stock Options. Stock Options will enable a Participant to purchase shares of Common Stock upon set terms and at a fixed purchase price. Stock Options may be treated as (i) “incentive stock options” within the meaning of Section 422(b) of the Code (“Incentive Stock Options”), or (ii) Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). Each Stock Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a) Exercise Price. The exercise price per share (the “Exercise Price”) of Common Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined in Section 16) of a share of Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The Exercise Price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock that have been owned by the Participant for at least six months, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may also prescribe any other method of paying the Exercise Price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by the Participant, providing the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option.

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(c) Exercise Period. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the related Agreement.

(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or a parent or subsidiary of the Company, and only at an Exercise price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant. The aggregate Fair Market Value of the Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.

(e) Termination of Employment, Disability or Death.

(i)
Except as provided below, in an Agreement or as otherwise determined by the Committee from time to time, a Stock Option may only be exercised while the Participant is employed by, or providing service to, the Company, as an employee, member of the Board or advisor or consultant. Unless otherwise provided by the Committee, in the event that a Participant ceases to be employed by, or provide service to, the Company for any reason other than Disability (as defined in Paragraph (5) below), death or termination for Cause (as defined in Paragraph (5) below), any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option. Except as otherwise provided by the Committee, any Stock Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(ii)
In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Stock Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Company, or after the Participant’s termination of employment or service, any Stock Option held by the Participant shall immediately terminate. In the event the Committee determines that the Participant has engaged in conduct that constitutes Cause, in addition to the immediate termination of all Stock Options, the Participant shall automatically forfeit all shares underlying any exercised portion of a Stock Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares (subject to any right of setoff by the Company).

(iii)
In the event the Participant ceases to be employed by, or provide service to, the Company because the Participant is Disabled, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the

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Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(iv)
If the Participant dies while employed by, or providing service to, the Company, any Stock Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Company, but in any event no later than the date of expiration of the Stock Option.

(v)	For purposes of this Section 6(e):

(1) The term “Company” shall mean the Company and its subsidiary corporations.

(2) “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

          (3) “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached any provision of his or her terms of employment or service contract with the Company, including without limitation covenants against competition, or has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

7.     Stock Appreciation Rights. Stock Appreciation Rights shall provide a Participant with the right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of such shares on the date of grant, or other specified valuation (which shall be no less than the Fair Market Value on the date of grant). Each Stock Appreciation Right shall expire no more than ten years from its date of grant, and shall be subject to such other terms and conditions as the Committee shall deem appropriate, including, without limitation, provisions for the forfeiture of the Stock Appreciation Right for no consideration upon termination of employment.

8.     Restrict Stock Awards. Restrict Stock Awards shall consist of Common Stock issued or transferred to Participants with or without other payments therefor as additional compensation for services to the Company. Restrict Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restrict Stock Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Restrict Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restrict Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

9.     Deferred Stock Units. Deferred Stock Units shall provide a Participant with the right to receive a specified number of shares of Common Stock at the end of a specified period. The Committee shall have complete discretion in determining the number, vesting and time of payment of Common Stock with respect to Deferred Stock Units granted to each Participant, as set forth in the Agreement. The Committee may condition the granting, vesting or payment of Deferred Stock Units upon the attainment of specific performance goals, or subject Deferred Stock Units to such other terms and conditions as the Committee deems appropriate and as set forth in the Agreement, including, without limitation, provisions for the forfeiture of Deferred Stock Units (and the Common Stock payable thereunder) for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

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10.     Performance Awards. Performance Awards shall provide a Participant with the right to receive a specified number of shares of Common Stock or cash at the end of a specified period. The Committee shall have complete discretion in determining the number, amount and timing of Performance Awards granted to each Participant. The Committee may condition the granting, vesting or payment of Performance Awards upon the attainment of specific performance goals or such other terms and conditions as the Committee deems appropriate, including, without limitation, provisions for the forfeiture of such payment for no consideration upon termination of the Participant’s employment prior to the end of a specified period.

11.     Performance-Based Awards. Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”). As determined by the Committee in its sole discretion, either the granting, vesting or payment of such Performance-Based Awards are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing. With respect to Performance-Based Awards that are not Stock Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied, and (iii) the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal. After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

12.     Adjustments to Awards. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, or in the event of any distribution to stockholders of other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment to the terms of any Awards or the number of shares of Common Stock that are subject to Awards, such adjustment shall be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan.

13.     Change in Control.

(a)
Effect. Upon the occurrence of a Change in Control (as defined below), all of each outstanding Award shall become exercisable or payable in full (if applicable, and whether or not then exercisable), either upon the Change of Control or at such other earlier date or dates that the Committee may determine, and any forfeiture and vesting restrictions thereon shall lapse on such date or dates.

In its sole discretion, the Committee may determine that irrespective of the immediately preceding paragraph, upon the occurrence of a Change in Control, each outstanding Stock Option and Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant thereunder, and each such Participant shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount shall be payable in cash,

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in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

(b)	Defined. For purposes of this Plan, a Change in Control shall be deemed to have occurred if:

(i)	a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company;

(ii)
the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, any employee benefit plan of the Company or its subsidiaries, and their affiliates;

(iii)	the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company;

(iv)	a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record); or

(v)
the individuals who at the date of effectiveness of this Plan constituted the Board (including any new director whose election was approved by the majority vote of directors who were the directors at the beginning of the period) cease for any reason to constitute a majority.

For purposes of this Section 13(b), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. Also for purposes of this Subsection 13(b), Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

14.     Transferability of Awards. Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code). The Committee may provide, in an Agreement for a Nonqualified Stock Option or Restricted Stock Award, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Nonqualified Stock Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option or Restricted Stock Award immediately before the transfer.

15.     Market Stand-Off.

(a)
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration, if required by the Committee, a Participant shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Common Stock without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters, but in no event shall such period exceed one hundred eighty (180) days.

(b)	A Participant shall be subject to the Market Stand-Off provided and only if the officers and directors of the Company are also subject to similar restrictions.

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(c)	In order to enforce the Market Stand-Off, the Corporation may impose stop-transfer instructions with respect to the Common Stock until the end of the applicable stand-off period.

16.     Fair Market Value. If Common Stock is publicly traded, then the “Fair Market Value” per share shall be determined as follows: (1) if the principal trading market for the Common Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (2) if the Common Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

17.     Withholding. All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. The Company may require a Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the amount of tax to be withheld.

18.     Shareholder Rights. A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Award), unless and until a certificate representing such Common Stock has been delivered to the Participant.

19.     Tenure. A Participant’s right, if any, to continue to serve the Company or its subsidiaries as a director, officer, employee, consultant or advisor shall not be expanded or otherwise affected by his or her designation as a Participant.

20.     No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

21.     Duration, Amendment and Termination. No Award may be granted more than ten years after the Effective Date (as described in Section 23). The Plan may be amended or terminated in whole or in part at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual Participant under the Plan. No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.

22.     Governing Law. This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of New York regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

23.     Effective Date. This Plan shall be effective as of April 11, 2003, which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its 2003 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.

COMMON STOCK PROXY

TRIKON TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS, MAY 22, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TRIKON TECHNOLOGIES, INC.

THIS PROXY IS ONLY TO BE USED TO VOTE SHARES OF COMMON STOCK, NO PAR
VALUE PER SHARE (“COMMON STOCK”), OF TRIKON TECHNOLOGIES, INC.

      The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on May 22, 2003 and the proxy statement, and appoints Christopher D. Dobson, Dr. Jihad Kiwan and William J. Chappell or any of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Trikon Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2003 Annual Meeting of Stockholders of Trikon Technologies, Inc. to be held at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, 11th Floor, New York, New York 10020, on May 22, 2003 at 9:30 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1.	TO ELECT SIX DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

_____	FOR all nominees listed below (except as marked to the contrary below).
Nominees:	Christopher D. Dobson
Nigel Wheeler
Jihad Kiwan
Robert R. Anderson
Richard M. Conn
Stephen N. Wertheimer

_____	WITHHOLD AUTHORITY to vote for all nominees listed above.

TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

2.	TO APPROVE THE TRIKON TECHNOLOGIES, INC. 2003 OMNIBUS INCENTIVE PLAN.
_____ FOR _____ AGAINST _____ ABSTAIN

3.	TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.
_____ FOR _____ AGAINST _____ ABSTAIN

      The board of directors recommends a vote FOR the directors listed above in proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in proposal 1 and FOR all other proposals.

MARK HERE FOR ADDRESS
CHANGE AND NOTE BELOW

      Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature: ________________________________________________________
Date: ___________________________________________________________
Signature: ________________________________________________________
Date: ____________________________________________________________